UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 11, 2008

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CHINA DIRECT, INC.

(Exact name of registrant as specified in its charter)

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Florida	001-33694	13-3876100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code     (561) 989-9171

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2008, we entered into a Securities Purchase Agreement with certain accredited investors pursuant to which, at closing, we will issue and sell to those investors 12,950 shares of our Series A Convertible Preferred Stock (“Series A Preferred”) together with common stock purchase warrants to purchase an aggregate of 1,850,000 shares of our common stock, in a private transaction exempt from registration under the Securities Act of 1933, in reliance on exemptions provided by Rule 506 of Regulation D and Section 4(2) of that Act. Roth Capital Partners, LLC is acting as placement agent for us in the offering. The closing of the transaction is subject to certain customary conditions precedent, including the filing by us with the Florida Secretary of State of the Certificate of Designations, Rights and Preferences for the Series A Preferred.

At closing, we will receive gross proceeds of $12,950,000. We will pay Roth Capital Partners, LLC a cash commission of $1,295,000 and issue the firm common stock purchase warrants to purchase an aggregate of 300,000 shares of our common stock with an exercise price of $8.00 per share, as compensation for its services. We intend to use the net proceeds from this offering for capital to expand the operations of our existing subsidiaries, acquisitions, payment of dividends to the Series A Preferred stockholders and for general working capital.

Under the terms of a Registration Rights Agreement entered into as part of the offering, we agreed to file a registration statement with the Securities and Exchange Commission by April 15, 2008, covering the public resale of the shares of common stock underlying the Series A Preferred and the warrants, and to use our best efforts to cause the registration statement to be declared effective within 135 days from filing. Should the number of shares of common stock we are permitted to include in the initial registration statement be limited pursuant to Rule 415 of the Securities Act of 1933, we agreed to file additional registration statements with the SEC to register any remaining shares. We will pay all costs associated with the registration statements, other than underwriting commissions and discounts, and we agreed to reimburse investors for legal fees in an amount not to exceed $10,000.

In addition to certain covenants contained in the Certificate of Designations, Rights and Preferences for the Series A Preferred and the terms of the warrants as described below, the terms of the Securities Purchase Agreement contain certain negative covenants by us, including:

•          so long as any shares of the Series A Preferred or the warrants are outstanding, we agreed not to issue or sell any securities which are directly or indirectly convertible or exchangeable for shares of our common stock with a conversion or exchange price, which, after issuance, can vary from the market price of our common stock at an offering price that is less than the then current conversion price of the Series A Preferred or the exercise price of the warrants, nor can we enter into any transaction which would require us to issue a number of shares of common stock upon either the conversion of the Series A Preferred or the exercise of the warrants which would cause us to be in violation of the rules of the American Stock Exchange,

•          from the date of the agreement until the date which is 45 days from the earlier of (i) the effective date of the registration statement described above, or (ii) the last day of the registration period (as described in the Registration Rights Agreement), we agreed not to:

•          file any registration statements with the SEC except for the registration statement covering the shares of our common stock underlying the Series A Preferred and the warrants, or

•          sell any securities which are convertible or exercisable into shares of our common stock.

•          we granted the investors certain rights of first refusal on future offerings by us for as long as the investor(s) beneficially own any shares of the Series A Preferred.

In addition, at closing, Dr. James Wang and Messrs. Marc Siegel, David Stein and Richard Galterio, our executive officers, will enter into one-year lock up agreements whereby they have agreed not to sell any shares of our common stock beneficially owned by them for a sale price of less than $7.70 per share.

Series A Preferred

Prior to closing we will file articles of amendment to our Articles of Incorporation creating a series of 12,950 shares of Series A Preferred Stock to be issued and sold in this offering. The designations, rights and preferences of the Series A Preferred include:

•	the stated value of each share is $1,000,
•	the shares have no voting rights,
•

the shares pay quarterly dividends in arrears at the rate of 8% per annum beginning on April 1, 2008 and on each conversion date. Subject to certain conditions, the dividends are payable at our option in cash or shares of our common stock valued at the lower of the conversion price or the average of the weighted average price of our common stock on the 10 consecutive trading days immediately preceding the dividend date,

•

each share is convertible into shares of our common stock at a conversion price of $7.00 per share, subject to adjustment as hereinafter set forth. In the event of a default, the conversion price will be 90% of the conversion price until the default has been cured,

•

the conversion price of the Series A Preferred is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, the conversion price is subject to adjustment if we issue or sell shares of our common stock for a consideration per share less than the conversion price then in effect, or issue options, warrants or other securities convertible or exchange for shares of our common stock at a conversion or exercise price less than the conversion price of the Series A Preferred then in effect. If either of these events should occur, the conversion price is reduced to the lowest price at which these securities were issued or are exercisable,

•

the Series A Preferred shares are not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the holder and (b) the number of shares of our common stock issuable upon the conversion of the Series A Preferred or otherwise would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased or decreased to any percentage not exceeding 9.99% by the holder upon 61 days notice to us,

•

whenever a holder converts all or any portion of the Series A Preferred stock, if we should redeem the shares, or if the holder requests redemption, we are required to pay to the holder an amount (the “Make-Whole Additional Amount”) equal to the product of the dividend rate and the stated value of the shares which amount shall be paid in shares at a conversion price equal to the lower of the conversion price and 90% of the weighted average price of our common stock on the 10 consecutive trading days immediately preceding the date of delivery of certain notices. If certain conditions are not satisfied, however, we will be required to pay the Make-Whole Additional Amount in cash, and

•	the shares are redeemable by us under certain conditions, and the holders may also require us to redeem the shares upon the occurrence of certain events.

Common Stock Purchase Warrants

Upon closing of the Securities Purchase Agreement we will issue the investors five year common stock purchase warrants to purchase 1,850,000 shares of our common stock at an exercise price of $8.00 per share, subject to adjustment as hereinafter set forth. The holders may exercise the warrants on a cashless basis at any time that there is not an effective registration statement covering the underlying shares of common stock. Neither the warrants are exercisable, however, if the number of shares to be issued to the holder upon such exercise, together with all other shares then owned by the holder and its affiliates, would result in the holder beneficially owning more than 4.99% of our outstanding common stock. The holder may increase or decrease this ownership limitation to any percentage not exceeding 9.99% upon 61 days prior written notice to us.

The conversion price of the Series A Preferred and the exercise price of the warrants is subject to proportional adjustment in the event of stock splits, recapitalizations and similar corporate events. In addition, the conversion price and exercise price are each subject to adjustment if we issue or sell shares of our common stock for a consideration per share less than the conversion price or exercise price then in effect, or issue options, warrants or other securities convertible or exchange for shares of our common stock at a conversion or exercise price less than the conversion price or exercise price then in effect. If any of these events should occur, the conversion price and the exercise price each will be reduced to the lowest price at which these securities were issued or are exercisable.

The warrants issued to Roth Capital, LLC have the same terms as the warrants described above.

The descriptions of the terms and conditions of the Securities Purchase Agreement, the Registration Rights Agreement, the Articles of Amendment and the common stock purchase warrant set forth herein do not purport to be complete and are qualified in its entirety by reference to the full text of such documents attached hereto as exhibits and incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

On February 12, 2008 we issued a press release announcing the execution of the Securities Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.5	Form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock
4.1	Form of common stock purchase warrant
10.19	Securities Purchase Agreement dated February 11, 2008
10.20	Registration Rights Agreement dated February 11, 2008
99.1	Press release dated February 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT, INC.

Date: February 12, 2008	By: /s/ David Stein
David Stein, Chief Operating Officer